PROMISSORY NOTE


$165,000.00         Portland, Oregon
January 15, 1996


Promise to Pay.  FOR VALUE
RECEIVED, the undersigned, RICHARD S. HUSON ("Maker"), does
hereby promise to pay to the order of RANDY D. SINES and
CHERYL L. FORTE ("Holders"), at 4056 South Madelia, Spokane, Washington 99203, or at such other place as Holders may from time to time designate in writing, the principal sum of ONE HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS
($165,000.00), together with all interest thereon and other sums herein referred to.
 .
Interest and Payment Terms.  The
unpaid principal hereof shall bear interest from the date of this Note until default at the rate of nine and one-half percent (9.5%) per annum.

This Note shall be paid in eight (8) equal monthly installments of principal, together with all accrued interest on the date of each such payment. The first monthly payment shall be due May 15, 1996, and subsequent monthly payments shall be due on the 15th day of each month thereafter until December 15, 1996, when the remaining principal balance and all accrued, unpaid interest shall be due and payable.

Calculation of Interest and Application of Payments. Interest shall be calculated on a 365 or 366-day year, as applicable, based on actual days elapsed. Each installment hereunder shall be first applied to the payment of costs and expenses for which Maker is liable hereunder, next to the payment of accrued interest, and lastly to the reduction of princi-pal. This Note shall continue to bear interest at the Note rate (or at the Default Rate, as hereinafter defined, if and so long as any default exists hereunder) until and including the date of collection, and all payments hereunder shall be calculated by and shall be payable in the lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

Prepayment. Maker shall have the right at any time to prepay the whole or any part of this Note without prepayment premium or fee.

Default Rate. If and so long as any default exists under this Note, the interest rate on this Note, and on any judgment obtained for the collection of this Note, shall be increased from the date the default is declared to a rate (the "Default Rate") equal to five percent (5%) per annum in excess of the Note rate. Maker acknowledges that the imposition of the Default Rate will result in the then effective interest rate in this Note being increased from 9.5% per annum to 14.5% per annum.

Costs of Collection. Maker promises to pay all costs, expenses and attorneys' fees incurred by Holders in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the debt, or the realization upon any security securing this Note, in protecting or sustaining the lien or priority of said security, or in any litigation or controversy arising from or connected with this Note, including any bankruptcy, receivership, injunction or other proceeding, or any appeal from or petition for review of any of the foregoing, in which Holders prevail. If a judgment is obtained thereon which includes an award of attorneys' fees, such attorneys' fees, costs and expenses shall be in such amount as the court shall deem reasonable. All collection costs, expenses and attorneys' fees are payable on demand, shall bear interest at the Default Rate from the date of demand to and including the date of payment to Holders.

Defaults; Acceleration. Time is of the essence of this Note. The occurrence of any of the following shall, without notice, demand or opportunity to cure, constitute an event of default under this Note:

Failure of Maker to make any payment required to be paid by Maker under this
Note in strict accordance with the terms thereof;

Failure of Maker to perform any other covenant, agreement or other obligation contained in this Note;



Any warranty, representation, or statement made or furnished to Holders by or on behalf of Maker proving to be or having been false in any material respect when made or furnished;

If any assignment by Maker for the benefit of creditors shall be made; or

If Maker shall voluntarily file a petition under the Federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Maker shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation of Maker or if Maker shall be adjudged a bankrupt, or upon dissolution, business failure or discontinuance of Maker as a going business (except for labor disputes), or if a trustee or receiver shall be appointed for Maker, or Maker's property, or if the partnership interests of Maker shall become subject to the jurisdiction of a Federal bankruptcy court, or similar state court, or if Maker shall make an assignment for the benefit of creditors, or if there is an attachment, execution or other judicial seizure of any portion of Maker's assets and such seizure is not discharged within ten (10) days;

then, upon the occurrence of any such event of default, after expiration of any applicable notice and cure period, the entire principal sum, with accrued interest thereon due under this Note, shall, at the option of Holders, become due and payable forthwith, without further notice. No failure to exercise such option shall be deemed a waiver on the part of Holders of any right accruing thereafter.

Maker's Right to Cure. Upon an event of default, except as otherwise provided below, Holders shall not accelerate this debt, make any payments for which Maker is primarily liable, or foreclose upon or attach any assets of Maker unless it first gives Maker written notice of such default at Maker's address and in the manner described for notices described in Section 15 below and unless such default is not fully cured within the following periods:

three (3) days after such notice is given in the event of any failure to make a monetary payment to any person;

fifteen (15) days after such notice is given in the event of nonmonetary defaults not subject to other provisions of this Section, provided (i) within five (5) days after such notice is given, Maker commences its cure and submits to Holders in writing its plan to cure; and (ii) the cure is continuously pursued by Maker with due diligence. If in Holders' sole judgment such default is not reasonably capable of being cured within fifteen
(15) days, Maker shall have such additional time as is reasonably necessary to complete the cure, but in no event more than thirty (30) days after the notice of default is given; or

sixty (60) days after the filing of any involuntary petition in bankruptcy against or for the appointment of a receiver for Maker (except for petitions filed by Holders), with the dismissal of such petitions by the court within such period being deemed to cure such default.

Notwithstanding the above provisions, the notice and cure period provided for in this Section shall not apply:

if a petition shall be filed by Maker under the Federal Bankruptcy Act, or Acts amendatory thereof or supplemental thereto, or under any statute either of the United States or any state in connection with insolvency or reorganization, or for the appointment of a receiver or trustee of all or a portion of Maker's property; or

if any assignment by Maker for the benefit of creditors shall be made.

The provisions of this Section shall apply to defaults under all documents executed as security for this Note, and unless expressly stated to the contrary in such documents any notice or cure period referred to therein shall be deemed to incorporate said provisions. If any of said documents are inconsistent with this Section, this section shall be controlling, unless said other document expressly provides otherwise. Where additional notice or cure periods are provided in this or any other such documents or are required by any other contract or by law, said periods and those contained in this section shall run concurrently. Nothing in this section shall be construed as extending the term of this Note or the date upon which a default occurs, and no decision to forego any remedy for any given default shall be deemed a waiver on the part of Holders of any right relating to any other default. No failure to give any notice of any default shall constitute a waiver of such default or any remedy which may be available in connection therewith. This section shall be strictly construed, and shall not impair the exercise of any remedy not referred to above immediately upon default, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order or appointment of receiver.

Usury. Maker hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Maker and Holders that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Maker on demand.

Renewals. Maker, and all others who may become liable for all or any part of this obligation, consent to any number of renewals or extensions of the time of payment hereof and to the release of all or any part of the security for the payment hereof. Any such renewals, extensions or releases may be made without notice to any of said parties and without affecting their liability.

Waivers. Maker hereby waives presentment, demand of payment, notice of dishonor, protest, and notice of nonpayment, and any and all other notices and demands whatsoever. No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by the Holders.

Construction. This Note shall be governed by and construed in accordance with the laws of the State of Oregon, and all sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States. This Note has been reviewed and negotiated by Maker and Holders at arms' length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope or intent of this Note. In any case where Holders is permitted to act in its "sole discretion," "sole option" or the like, Holders shall be entitled to exercise unfettered discretion and may act without application of principles of law, if any, requiring good faith or fair dealing or reasonableness in exercising Holders's options.

Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

Addresses for Notices; Etc. All notices, requests, demands, directions and other communications required under this Note shall be in writing (including telegraphic communication) and mailed by United States mail or facsimilied or delivered by overnight courier or by hand to the applicable party at the addresses indicated below:

if to Maker:

RICHARD S. HUSON
121 S.W. Morrison, Suite 1400
Portland, Oregon  97204

if to Holders:

RANDY D. SINES
4056 South Madelia
Spokane, Washington  99203

CHERYL L. FORTE
315 Francisco Street
Henderson, Nevada  89014

or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 15. All such notices, requests, demands, directions and other communications so mailed or telecopied or delivered shall be effective when received if sent by mail, when delivered if delivered by courier or by hand, or when transmitted if sent by facsimile.

Maker:

RICHARD S. HUSON